EXHIBIT 6.2


                            COMMAND ELECTRONICS, INC.

                             1996 STOCK OPTION PLAN


 ARTICLE 1. ESTABLISHMENT AND PURPOSE.

           A. ESTABLISHMENT. Command Electronics, Inc. (the "Company") hereby establishes a plan providing for the grant of stock options to certain eligible individuals who have or will render services to the Company. This plan shall be known as the Command Electronics, Inc. 1996 Stock Option Plan (the "Plan").

           B. PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company's ability to attract and retain qualified persons to perform services for the Company, by providing incentives to, and rewards for, maximum effort on behalf of the Company.

ARTICLE 2. DEFINITIONS.

           The following terms have the meanings set forth below, unless the context otherwise requires:

           2.1 "BOARD" means the Board of Directors of the Company.

           2.2 "CODE" means the Internal Revenue Code of 1986, as amended.

           2.3 "COMMITTEE" means the group of individuals administering the Plan, as provided in Article 4 of the Plan.

           2.4 "COMMON STOCK" means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 3.3 of the Plan.

           2.5 "DISABILITY" means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

           2.6 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           2.7 "FAIR MARKET VALUE" means, with respect to the Common Stock, the following:

                      (a) If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market System, the last sale price of the Common Stock on such exchange or reported by the Nasdaq National Market System as

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           of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

                      (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market System, and bid and asked prices therefor in the over-the-counter market are reported by the Nasdaq System or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the Nasdaq System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

                      (c) If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

           2.8 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted pursuant to Articles 5 and 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

           2.9 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted pursuant to Articles 5 and 6 of the Plan that does not qualify as an Incentive Stock Option.

           2.10 "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

           2.11 "PARENT CORPORATION" means any parent corporation of the Company within the meaning of Section 424(e) and (g) of the Code.

           2.12 "PARTICIPANT" means an individual who receives one or more Options pursuant to Article 5 of the Plan.

           2.13 "PERSON" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a wholly owned subsidiary of the Company.

           2.14 "PREVIOUSLY ACQUIRED SHARES" mean shares of Common Stock that are already owned by the Participant and shares of Common Stock that are to be acquired by the Participant pursuant to the exercise of an Option.

           2.15 "RETIREMENT" means the retirement of a Participant pursuant to and in accordance with the regular or, if approved by the Board for purposes of the Plan, any early retirement plan or practice of the Company or Subsidiary then covering the Participant.


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           2.16 "SECURITIES ACT" means the Securities Act of 1933, as amended.

           2.17 "SUBSIDIARY" means any subsidiary corporation of the Company within the meaning of Section 424(f) and (g) of the Code.

ARTICLE 3. STOCK SUBJECT TO THE PLAN.

           3.1 NUMBER OF SHARES. Subject to adjustment as provided in Section
3.3 below, the maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 500,000 shares of Common Stock. The maximum number of shares authorized may also be increased from time to time by approval of the Board and, if required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code, or the applicable rules of any securities exchange or Nasdaq, the shareholders of the Company.

           3.2 SHARES AVAILABLE FOR USE. Shares of Common Stock that may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.

           3.3 ADJUSTMENTS TO SHARES. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and exercise price of securities subject to outstanding Options. Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect lo or in exchange for such Common Stock, all Participants holding outstanding Options shall upon the exercise of such Options receive, in lieu of any shares of Common Stock they may be entitled to receive, such stock, securities or assets, including cash, as would have been issued to such Participants if their Options had been exercised and such Participants had received Common Stock prior to such transaction.

ARTICLE 4. PLAN ADMINISTRATION.

           4.1 THE COMMITTEE. The Plan shall be administered by the Board or by a committee of the Board consisting of not less than two persons; provided, however, that from and after the date on which the Company first registers a class of its equity securities under Section 12 of the Exchange Act, the Plan shall be administered by the Board, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, or by a committee consisting solely of not fewer than two members of the Board who are such "disinterested persons." Members


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of such a committee, if established, shall be appointed from time to time by the
Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of such a committee shall constitute a quorum. Such a committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such a committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer to the Board or to such a committee, if established.

           4.2 AUTHORITY OF THE COMMITTEE.

                      (a) In accordance with and subject to the provisions of the Plan, the Committee shall have the authority lo determine (i) who shall be selected as Participants, (ii) the nature and extent of the Options to be granted to each Participant (including the number of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will vest or become exercisable), (iii) the time or times when Options will be granted,
           (iv) the duration of each Option, (v) the restrictions and other conditions to which the exercisability or vesting of Options may be subject, and (vi) such other provisions of the Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan. The Committee shall determine the form or forms of the option agreements with Participants which shall evidence the particular terms, conditions, rights and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which agreements shall be consistent with the provisions of the Plan.

                      (b) With the consent of the Participant affected thereby, the Committee may amend or modify the terms of any outstanding Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Committee may, with the consent of the Participant affected thereby, modify the exercise price, number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, accept the surrender of any outstanding Option, or, to the extent not previously exercised or vested, authorize the grant of new Options in substitution for surrendered Options.

                      (c) The Committee shall have the authority to interpret the Plan and, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of its members, the directors,


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            officers and employees of the Company and its Subsidiaries, and the
            Participants and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

ARTICLE 5. PARTICIPATION.

           All employees (including, without limitation, directors who are also employees), consultants and independent contractors of the Company or any Subsidiary shall be eligible to be Participants under the Plan. The Committee shall select Participants who, in its sole discretion and judgment, have performed, are performing, or during the term of an Option will perform, services in the management, operation and development of the Company or any Subsidiary, and significantly contributed, are significantly contributing or are expected to significantly contribute to the achievement of corporate economic objectives. Eligible individuals may be granted from time to time one or more Options, as may be determined by the Committee in its sole discretion. The number, type, terms and conditions of Options granted to various individuals need not be uniform, consistent or in accordance with any plan, regardless of whether such individuals are similarly situated. Each individual to whom an Option is to be granted shall enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying the terms, conditions, rights and duties related to such Option. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee and the related option agreements shall be dated as of such date.

ARTICLE 6. STOCK OPTIONS.

           6.1 GRANT. An individual may be granted from time to lime one or more Options under the Plan and such Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option, provided, however, that an Incentive Stock Option shall be granted only to an employee of the Company or a Subsidiary. The terms of the agreement relating to a Non-Statutory Stock Option shall expressly provide that such Option shall not be treated as an Incentive Stock Option.

           6.2 EXERCISE. An Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee in its sole discretion at the time the Option is granted.

           6.3 EXERCISE PRICE.

                      (a) INCENTIVE STOCK OPTIONS. The per share price to be paid by the Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee, in its discretion, at the date of its grant; provided, however, that such price shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is


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           granted, or (ii) 110% of the Fair Market Value of one share of Common
           Stock on the date the Option is granted if, at that time the Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company.

                      (b) NON-STATUTORY STOCK OPTIONS. The per share price to be paid by the Participant at the time a Non-Statutory Stock Option is exercised shall be determined by the Committee in its sole discretion at the time the Option is granted; provided, however, that such price shall not be less than 85% of the Fair Market Value of one share of Common Stock on the date the Option is granted.

           6.4 DURATION.

           Subject to the Provisions of Articles 7 and 8 of the Plan, the duration of Options shall be as follows:

                      (a) INCENTIVE STOCK OPTIONS. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee in its sole discretion at the time such Option is granted; provided, however, that in no event shall such period exceed 10 years from its date of grant or, in the case of a Participant who owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, five years from its date of grant.

                      (b) NON-STATUTORY STOCK OPTIONS. The period during which a Non-Statutory Stock Option may be exercised shall be fixed by the Committee in its sole discretion at its date of grant.

           6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, of written notice of exercise in the form of Exhibit A hereto to the Company at its principal executive office (Attention:
Chief Financial Officer), and by paying in full the total Option exercise price for the shares of Common Stock purchased. Subject to compliance with Section
11.1 of the Plan, the exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan and the execution of the agreement evidencing such Option. As soon as practicable after the effective exercise of the Option, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership. If a Participant exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with its terms. An Option shall only be exercisable with respect to whole shares.


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           6.6 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option shall be paid entirely in cash (by certified check or money order) provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in pan, by transfer from the Participant to the Company of Previously Acquired Shares. In determining whether or upon what terms and conditions a Participant will be permitted to pay the purchase price of an Option in a form other than cash, the Committee may consider all relevant facts and circumstances including, without limitation, the tax and securities law consequences to the Participant and the Company and the financial accounting consequences to the Company. In the event the Participant is permitted to pay the purchase price of an Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of the Option.

           6.7 RIGHTS AS A SHAREHOLDER. The Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Participant shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine pursuant to Section 3.3 of the Plan.

           6.8 DISPOSITION OF COMMON STOCK ACQUIRED PURSUANT TO THE EXERCISE OF INCENTIVE STOCK OPTIONS. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of two years after its date of grant or before the expiration of one year after its date of exercise and the date on which such shares of Common Stock were transferred to the Participant pursuant to exercise of the Option, the Participant shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request The right of a Participant to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to such disposition. The Committee shall have the right, in its sole discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding and employment-related tax requirements or until the later of the expiration of two years from its date of grant or one year from its date of exercise and the date on which such shares were transferred to the Participant pursuant to the exercise of the Option.

           6.9 AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any


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Subsidiary or any Parent Corporation of the Company) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options shall be treated as Non-Statutory Stock Options. The determination shall be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an incentive stock option, the Committee, in its discretion, shall designate which shares shall be treated as shares to be acquired upon exercise of an incentive stock option.

ARTICLE 7. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

           7.1 GENERAL. Except as otherwise provided in this Article 7 or in
Article 8, all Options granted to a Participant shall immediately terminate without notice of any kind and may no longer be exercised upon the termination of the Participants' employment or other status with the Company or its Subsidiaries.

           7.2 TERMINATION OF EMPLOYMENT OR OTHER SERVICE DUE TO DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in Article 8 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of such Participant's death. Disability or Retirement, all outstanding Options then held by the Participant shall become immediately exercisable in full and remain exercisable after such termination for a period of three months in the case of Retirement and one year in the case of death or Disability (but in no event after the expiration date of any such Option).

           7.3 TERMINATION OF EMPLOYMENT OR OTHER SERVICE FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in Article 8 of the Plan, if a Participant's employment or other status with the Company is terminated due to any reason other than the Participant's death. Disability, Retirement (other than termination by the Company or any Subsidiary for "cause"), all outstanding Options then held by such Participant shall remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option). If a Participant's employment or other status with the Company is terminated for "cause," all outstanding Options then held by such Participant shall immediately terminate. For purposes of this Section 7.3, "cause" shall be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, shall mean (a) dishonesty, fraud, misrepresentation, embezzlement or material or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (b) any unlawful or criminal activity of a serious nature, (c) any willful breach of duly, habitual neglect of duty or unreasonable job performance, or (d) any material breach of a confidentiality or noncompetition agreement entered into with the Company or any Subsidiary.

           7.4 MODIFICATION OF EFFECT OF TERMINATION. Notwithstanding the provisions of this Article 7, upon a Participant's termination of employment or other status with the Company and all Subsidiaries with respect to which Options were granted, the Committee may, in its sole discretion (which may be exercised before or following such termination) cause Options, or any portions thereof, then held by such Participant to become exercisable and remain exercisable following such


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termination in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date thereof and any Incentive Stock Option that remains unexercised more than three months following employment termination by reason of Retirement or more than one year following employment termination by reason of death or Disability shall thereafter be deemed to be a Non-Statutory Stock Option.

           7.5 DATE OF TERMINATION. Unless the Committee shall otherwise determine in its sole discretion, a Participant's employment or other service shall, for purposes of the Plan, be deemed to have terminated on the date such Participant ceases to perform services for the Company and all Subsidiaries, as determined in good faith by the Committee.

           7.6 REPURCHASE OPTION. If a Participant's employment or other status with the Company is terminated for "cause," the Company shall have the right, upon written notice to the Participant, to repurchase all Previously Acquired Shares from the Participant, and the Participant shall be obligated to sell such Previously Acquired Shares to the Company, for a price equal to the aggregate exercise price paid by such Participant for such Previously Acquired Shares.

ARTICLE 8. CHANGE OF CONTROL.

           8.1 CHANGE IN CONTROL. For purposes of this Article 8, a "Change in Control" of the Company shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) except where such sale, lease, exchange or other transfer is to an entity controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or (c) a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to
Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (x) any Person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, or (y) individuals who constitute the board of directors of the Company on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the board of directors of the Company on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be, for purposes of this clause
(y) and the following sentence, considered as though such person were a member of the board of directors of the Company on the effective date of the Plan.


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           8.2 ACCELERATION OF VESTING. If a Change of Control of the Company
shall be about to occur or shall occur, the Committee, in its sole discretion, may determine that all outstanding Options shall, upon such change of control, become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the employment or other status of the Participants with respect to which Options have been granted shall continue with the Company or any Subsidiary.

           8.3 CASH PAYMENT. If a Change in Control of the Company shall be about to occur or shall occur, then the Committee, in its sole discretion and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options shall receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the per share price paid in connection with the Change in Control of the Company over the exercise price per share of such Options, multiplied by the number of shares subject to such options.

           8.4 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 8.2 or 8.3 above to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in
Section 8.2 or the payment of cash in exchange for all or part of an Option as provided in Section 8.3 above (which acceleration or payment could be deemed a "parachute payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute an "excess parachute payment" (as defined in Section 280G(b)(2) of the Code), then the acceleration of exercisability and the payments to such Participant pursuant to Sections 8.2 and 8.3 above shall, with the consent of the Participant, be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

ARTICLE 9. RIGHT TO WITHHOLD; PAYMENT OF WITHHOLDING TAXES.

           The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company) or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements (i) attributable to the grant or exercise of an Option or to a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) otherwise incurred with respect to an Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to the exercise of an Option or the issuance of any stock certificate either io the Participant or any transferee.


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ARTICLE 10. RIGHTS OF PARTICIPANTS; TRANSFERABILITY.

           10.1 EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any director, employee, contractor or Participant at any time, nor confer upon any person or Participant any right to continue in the employ or service of the Company or any Subsidiary.

           10.2 RESTRICTIONS ON TRANSFER, Other than pursuant to a qualified domestic relations order (as defined by the Code), no right or interest of any Participant in an Incentive Stock Option prior to the exercise of such Options shall be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy. In the event of a Participant's death, such Participant's rights and interest in Incentive Stock Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Article 7 of the Plan) may be made by, the Participant's legal representatives, heirs or legatees. If, in the opinion of the Committee, a participant holding an Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Participant may be made to, and any rights of the Participant under the Plan shall be exercised by, such Participant's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

           10.3 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

ARTICLE 10. SECURITIES LAW RESTRICTIONS.

           11.1 SHARE ISSUANCES. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan, and an Option shall not be considered to be exercised notwithstanding the tender by the Participant of any consideration therefor, unless and until each of the following conditions has been fulfilled:

                      (a) (i) There shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Participant (or, in the event of death or disability, the Participants heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

                      (b) There shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.

           11.2 SHARE TRANSFERS. Shares of Common Stock issued pursuant to Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws and an opinion of counsel, reasonably acceptable to the Company, that such transfer may be made pursuant to such exemptions. The holder of such shares shall bear the cost of any such opinion of counsel.

           11.3 LEGENDS.

                      (a) Unless a registration statement under the Securities Act and applicable state securities laws is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION


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


                      STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                      (b) The Committee, in its sole discretion, may endorse certificates representing shares issued pursuant to the exercise of Incentive Stock Options with a legend in substantially the following form:

                      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF ON OR BEFORE [THE LATER OF THE ONE-YEAR OR TWO-YEAR INCENTIVE STOCK OPTION HOLDING PERIODS], WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                      (c) Each certificate representing shares issued pursuant to the exercise of Options shall bear a legend in substantially the following form:

                      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION WHICH MAY BE EXERCISED BY THE COMPANY UNDER THE CIRCUMSTANCES SET FORTH IN THE COMPANY'S 1996 STOCK OPTION PLAN. A COPY OF SUCH PLAN IS ON FILE AT THE EXECUTIVE OFFICES OF THE COMPANY AND IS AVAILABLE UPON REQUEST.

ARTICLE 12. PLAN AMENDMENT; MODIFICATION AND TERMINATION.

           The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code or under the applicable rules or regulations of any securities exchange or the NASD. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 3.3 or
Article 8 of the Plan.

ARTICLE 13. EFFECTIVE DATE OF THE PLAN.

           13.1 EFFECTIVE DATE. The Plan is effective as of ___________, 1996, the effective date of its adoption by the Board, subject to the approval of the Plan, prior to ___________, 1997, by shareholders holding a majority of shares entitled to vote.

           13.2 DURATION OF THE PLAN. The Plan shall terminate at midnight on ____________, 2006, and may be terminated prior thereto by Board action, and no Option shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

ARTICLE 14. MISCELLANEOUS.

           14.1 CONSTRUCTION AND HEADINGS. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles, Sections and subparts of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article, Section or subpart.

           14.2 GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Minnesota, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in accordance with the laws of the State of Minnesota without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

           14.3 SUCCESSORS AND ASSIGNS. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

           14.4 SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Option and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.

                                                                       Exhibit A

                          FORM FOR EXERCISE OF OPTION

           The undersigned, the recipient of a giant of a stock option to purchase _____ Common Shares, par value $.01 per share (the "Shares"), of Command Electronics, Inc. (the "Company"), subject to adjustment, dated ___________, hereby exercises his or her right to acquire ______ Shares.

           CHECK APPROPRIATE BOX AND COMPLETE PARAGRAPH:

[ ] The undersigned herewith tenders and delivers a certified check for $_________ in payment of the aggregate option price of the Shares being acquired hereby.

[ ] If consented to by the Company's Compensation Committee, the undersigned herewith tenders _____ Previously Acquired Shares (as defined in the Company's 1996 Stock Option Plan) which, as of the date hereof, have a Fair Market Value (as defined therein) of $_________.

           The undersigned agrees that, until such time as a registration statement under the Securities Act of 1933 becomes effective with respect to the Shares, it is taking the Shares underlying this option for investment and not for resale or distribution.

           The undersigned consents to the placing of an appropriate legend on the certificate or certificates representing the Shares.


Dated
      -----------------------          ---------------------------------

                                                                      APPENDIX B

           RESOLVED, that Section 3.1 of the Company's 1996 Stock Option Plan shall be amended to read as follows:

           3.1 NUMBER OF SHARES. Subject to adjustment as provided in Section
3.3 below, the maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 1,000,000 shares of Common Stock. The maximum number of shares authorized may also be increased from time to time by approval of the Board and, if required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code, or the applicable rules of any securities exchange or NASDAQ, the shareholders of the Company.